UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_____________________

Date of Report (Date of earliest event reported) May 28, 2002

BNCCORP, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26290	45-0402816
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main, Bismarck, North Dakota	58501
(Address of principal executive offices)	(Zip Code)

(701) 250-3040

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 4.     Changes in the Registrant's Certifying Accountant.

            On May 28, 2002, we appointed KPMG, LLP ("KPMG") as our independent auditors to replace Arthur Andersen LLP, which resigned as our independent auditors on April 5, 2002. Prior to engaging KPMG, we did not consult with KPMG regarding the matters described in Item 304(a)(2) of Regulation S-K. The decision to appoint KPMG was approved by our Board of Directors, subject to approval of the terms of KPMG's engagement by the Audit Committee of our Board of Directors.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, INC.

By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland
President

Date: May 28, 2002